EXHIBIT 10

Amendment to 1998 Stock Incentive Plan

Effective January 3, 2006, the Compensation Committee of the Board of Directors of InFocus Corporation (the “Company”), as Plan Administrator of the Company’s 1998 Stock Incentive Plan (the “Plan”), amended Section 10.3 of the Plan to provide in its entirety as follows:

“10.3      All Options granted hereunder prior to December 31, 2005 shall become immediately exercisable, without regard to any contingent vesting provision to which such Options may have otherwise been subject, in the event of a reorganization (as defined in Section 10.4), which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such reorganization.  With regard to options granted hereunder on or after January 1, 2006, the Plan Administrator shall determine the extent, if any, to which contingent vesting provisions in such options shall be affected by any such reorganization.”